UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2012

CAPE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33934	26-1294270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey 08210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (609) 465-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2012, director Robert F. Garrett, III announced that he will be resigning from the Board of Directors of Cape Bancorp, Inc. (the “Registrant”) effective as of the Registrant’s 2012 Annual Meeting. There have been no disagreements between director Garrett and the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Effective as of the date of the Registrant’s 2012 Annual Meeting, the number of members comprising the Registrant’s Board of Directors will be reduced from eleven to ten.

Item 8.01 Other Events.

The 2012 Annual Meeting of Shareholders of the Registrant will be held April 30, 2012 at 10:00 a.m. at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey. Stockholders of record at the close of business on March 5, 2012 are entitled to vote at this meeting, and any adjournments thereof.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE BANCORP, INC.

Date: February 23, 2012	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer (Duly Authorized Representative)